As filed with the Securities and Exchange Commission on March 7, 2011

Registration No.  333-139882
Registration No.  333-130765
Registration No.  333-92014

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-139882
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-130765
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-92014

Under
THE SECURITIES ACT OF 1933

PC GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	11-2239561
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

419 Park Avenue South, Suite 500
 New York, New York 10016
(212) 687-3260
 (Address, including zip code, and telephone number, including area code, of principal executive offices)

W. Gray Hudkins
President and Chief Executive Officer
PC Group, Inc.
419 Park Avenue South, Suite 500
 New York, New York 10016
(212) 687-3260
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Kane Kessler, P.C.
1350 Avenue of the Americas
New York, NY  10019-4896
(212) 541-6222
Attn:  Robert L. Lawrence, Esq.

Approximate date of commencement of proposed sale to the public:  Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

PC Group, Inc. (the “Company”) is filing these Post-Effective Amendments to Registration Statements on Form S-3 to withdraw any and all shares of common stock, par value $0.02 per share, of the Company (“Common Stock”), originally registered under the Registration Statements on Form S-3 (File Nos. 333-139882, 333-130765 and 333-92014) (collectively, the “Registration Statements”) and which have not been sold under the Registration Statements. The Company is deregistering the remaining securities registered but unsold under the Registration Statements, if any, in accordance with undertakings made by the Company in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering. Previously, on September 20, 2010, the NASDAQ Stock Market filed a Form 25 to deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and in accordance with Rule 478 thereunder, PC Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-3 (Registration Nos. 333-139882, 333-130765 and 333-92014) to be signed on its behalf by the undersigned, in the City of New York, State of New York, on March 7, 2011.

PC GROUP, INC.

By:	/s/ W. Gray Hudkins
W. Gray Hudkins
President and Chief Executive Officer